Exhibit 10.1
Execution Copy
ELEVENTH AMENDMENT TO REVOLVING CREDIT
AND TERM LOAN AGREEMENT
     THIS ELEVENTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”) dated as of March 10, 2008, is by and among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), the SUBSIDIARY BORROWERS parties hereto, the FOREIGN CURRENCY BORROWERS parties hereto, the BANKS parties hereto, U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as administrative agent for the Banks (in such capacity, the “Agent”) and COMERICA BANK, a Michigan banking corporation, one of the Banks, as syndication agent for the Banks (in such capacity, the “Syndication Agent”).
     WHEREAS, the Company, the Subsidiary Borrowers, the Foreign Currency Borrowers, certain Banks, the Agent and the Syndication Agent are parties to a Revolving Credit and Term Loan Agreement dated as of August 10, 2004 as amended by a First Amendment to Revolving Credit and Term Loan Agreement dated as of September 16, 2004, by a Second Amendment to Revolving Credit and Term Loan Agreement and Amendment to Security Agreement dated as of February 7, 2005, by a Third Amendment to Revolving Credit and Term Loan Agreement and Amendment to Security Agreement dated as of June 3, 2005, by a Fourth Amendment to Revolving Credit and Term Loan Agreement dated as of June 29, 2005, by a Fifth Amendment to Revolving Credit and Term Loan Agreement dated as of July 12, 2005, by a Sixth Amendment to Revolving Credit and Term Loan Agreement dated as of December 29, 2005, by a Waiver and Seventh Amendment to Revolving Credit and Term Loan Agreement dated as of March 26, 2007, by an Eighth Amendment to Revolving Credit and Term Loan Agreement dated as of June 26, 2007, by an Amendment and Waiver Letter dated August 16, 2007 and by a Tenth Amendment to Revolving Credit and Term Loan Agreement dated as of September 28, 2007 (as amended, the “Loan Agreement”);
     WHEREAS, the Company has requested that the Banks agree to various amendments to the Loan Agreement to facilitate future operations, specifically to allow the formation of certain new Foreign Subsidiaries that will become Foreign Currency Borrowers, and the Banks are willing to do so on the terms and subject to the conditions set forth in this Amendment; and
     NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Certain Defined Terms. Each capitalized term used herein without being defined herein that is defined in the Loan Agreement shall have the meaning given to it therein.
     2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:
     (a) The definition of “Applicable Margin” in Section 1.1 of the Loan Agreement by replacing the existing table with the table below effective as of the Eleventh Amendment Effective Date:

	Eurocurrency	Prime Rate
Total Leverage Ratio	Rate Advances	Advances

> 6.00 X	4.75%	3.25%
= 5.00 X to < 6.00 X	4.25%	2.75%
= 4.00 X to < 5.00 X	3.75%	2.25%
= 3.00 X to < 4.00 X	3.25%	1.75%
= 2.50 X to < 3.00 X	2.75%	1.50%
= 2.00 X to < 2.50X	2.25%	1.00%
=1.50 X to < 2.00 X	2.00%	0.75%
< 1.50 X	1.75%	0.50%
     (b) The following definition of “Eleventh Amendment Effective Date” is added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:
     “Eleventh Amendment Effective Date” means the date upon which all conditions to effectiveness of that certain Eleventh Amendment to Revolving Credit and Term Loan Agreement dated as of March 10, 2008, by and among the Company, the Subsidiary Borrowers parties thereto, the Foreign Currency Borrowers parties thereto, the Banks parties thereto, U.S. Bank National Association, a national banking association, one of the Banks, as administrative agent for the Banks (in such capacity, the “Agent”) and Comerica Bank, a Michigan banking corporation, one of the Banks, as syndication agent for the Banks (in such capacity, the “Syndication Agent”) are satisfied.
     (c) The definition of “UK Restructuring Transaction” in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:
     “UK Restructuring Transaction”: A series of transactions and Dispositions whereby, among other things, the Borrower will organize two new Foreign Subsidiaries, one of which will own all of the ordinary Equity Interests in KAB Seating Limited and one of which will be a direct Subsidiary of KAB Seating Limited and which will own the intellectual property previously owned by KAB Seating Limited, all as further set out in that certain Commercial Vehicle Group, Inc. UK Uncheck Planning presentation, as prepared by Deloitte Development LLC and as presented to the Banks prior to the Eleventh Amendment Effective Date, as such presentation may be updated with the consent of the Agent (such consent not to be unreasonably withheld, delayed or conditioned).
     (d) The definition of “Unused Revolving Commitment” in Section 1.1 of the Loan Agreement is amended by adding the following to the end thereof:
For the avoidance of doubt, notwithstanding the additions of clauses (iii) and (iv) to Section 2.1(a) of the Agreement, for purposes of calculating the Revolving Commitment Fees, the “Unused Revolving Commitment” shall not be reduced to take into account any possible reduced availability of the Revolving Commitment as a result of the effects of such clauses.
     (e) Section 2.1(a) of the Loan Agreement is amended by deleting from the first sentence thereof the last clause (which begins “and provided, further”) and replacing it with the following:
and provided, further, that no Revolving Loan or any Swing-Line Loan will be made in any amount which, after giving effect thereto, would cause the Total Revolving Outstandings to exceed the lesser of (i) the Aggregate Revolving Commitment Amounts, (ii) the Borrowing Base, (iii) from and after the Eleventh Amendment Effective Date, $50,000,000, until such time as the Fixed Charge Coverage Ratio is not less than 1.15 to 1.00 at the end of any fiscal quarter for the twelve months then ended and the Total Leverage Ratio is at or below 3.50 to 1.00 at the end of the same fiscal quarter for the twelve months then ended and a working capital collateral audit in form and substance reasonably satisfactory to the Agent shall have been completed, then at such time and so long as no Default or Event of Default exists at such time, the $50,000,000 amount shall be increased to $75,000,000 and (iv) from and after the date following the Eleventh Amendment Effective Date when the amount shall have been increased to $75,000,000 as described in subsection (iii) above, until such time as the Fixed Charge Coverage Ratio is not less than 1.25 to 1.00 at the end of any fiscal quarter for the twelve months then ended and the Total Leverage Ratio is at or below 3.00 to 1.00 at the end of the same fiscal quarter for the twelve months then ended, then at such time and so long as no Default or Event of Default exists at such time, the $75,000,000 amount shall be increased to $100,000,000.
     (f) Section 6.1(r) of the Loan Agreement is amended in its entirety to read as follows:
     (r) other Liens not described above securing obligations other than Indebtedness, provided such Liens do not secure obligations in excess of $2,000,000 in the aggregate at any one time;
     (g) Section 6.2(b)(iii) of the Loan Agreement is amended in its entirety to read as follows:
     (iii) the aggregate fair market value of all assets so sold by a Borrower and its Subsidiaries, together, shall not exceed $3,000,000 in any fiscal year.

     (h) Section 6.2 of the Loan Agreement is amended by deleting the word “and” after Section 6.2 (i), deleting the period at the end of Section 6.2 (j) and inserting a semi-colon in its place followed by the word “and”, and adding the following new Section 6.2 (k) thereafter:
     (k) Dispositions that are part of the UK Restructuring Transaction.
     (i) Section 6.3 of the Loan Agreement is amended by deleting “and” immediately prior to clause (ii) thereof and adding the following immediately after clause (ii):
     “and (iii) the UK Restructuring Transaction”
     (j) Section 6.4(v) of the Loan Agreement is amended in its entirety to read as follows:
     (v) creation of, and capital contributions to, (i) Domestic Subsidiaries, provided such Borrower and such Subsidiary shall have complied with the terms of Section 5.12 to the extent required and (ii) Foreign Subsidiaries, provided that the capital contributions to Foreign Subsidiaries shall not exceed the sum of $60,000,000 (plus any return of capital or dividends received by the Company from Foreign Subsidiaries) during the term of this Agreement; provided further, that the capital contributions to those Foreign Subsidiaries that are not Foreign Currency Borrowers after the Eleventh Amendment Effective Date shall not exceed $15,000,000 (plus any return of capital or dividends received by the Company from such Foreign Subsidiaries) during the remaining term of this Agreement; provided also, that for the avoidance of doubt, the calculation of the outstanding amount of Investments permitted by this subsection shall only be given effect one time with respect to any Investment contributed to and through one Subsidiary solely for purposes of consummating an Investment in another Subsidiary; and provided that the limitations of this subsection shall not apply to (x) Investments in connection with consummating the UK Restructuring Transaction, or (y) Investments that are contributed through one or more Subsidiaries and are immediately thereafter contributed to a Foreign Currency Borrower (including for the avoidance of doubt a contribution to such Foreign Currency Borrower).
     (k) A new Section 6.4(y) is added to the Loan Agreement which provides:
     (y) the UK Restructuring Transaction.
     (l) Section 6.5(d) of the Loan Agreement is amended in its entirety to read as follows:
     (d) Indebtedness not to exceed $4,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by Section 6.1(i);

     (m) Section 6.5(e) of the Loan Agreement is amended in its entirety to read as follows:
     (e) (i) unsecured intercompany Indebtedness permitted pursuant to Section 6.4(b) and (ii) unsecured intercompany Indebtedness incurred in connection with the UK Restructuring Transaction.
     (n) Section 6.5(p) of the Loan Agreement is amended by replacing the reference to “$1,000,000” with “$2,000,000”.
     (o) Section 6.6 of the Loan Agreement is amended by deleting the word “and” after Section 6.6 (j), deleting the period at the end of Section 6.6 (k) and inserting a semi-colon in its place followed by the word “and”, and adding the following new Section 6.6 (l) thereafter:
     (l) an intellectual property license agreement in favor of KAB Seating Limited from one of its Subsidiaries as a part of the UK Restructuring Transaction.
     (p) Section 6.19 Total Leverage Ratio of the Loan Agreement is amended by deleting the last four subparagraphs thereof and replacing them with the following:

December 31, 2007	4.75 to 1.00

March 31, 2008	6.10 to 1.00

June 30, 2008	5.65 to 1.00

September 30, 2008	5.15 to 1.00

December 31, 2008	4.75 to 1.00

March 31, 2009	4.50 to 1.00

June 30, 2009	4.00 to 1.00

September 30, 2009	3.50 to 1.00

December 31, 2009 and each fiscal quarter end thereafter	3.00 to 1.00
     (q) Section 6.20 Fixed Charge Coverage Ratio of the Loan Agreement is amended by replacing subparagraphs (c), (d) and (e) with the following:
     (c) for the twelve months then ended measured at the end of the fiscal quarter ending March 31, 2008, to be less than 0.80 to 1.00;
     (d) for the twelve months then ended measured at the end of the fiscal quarter ending June 30, 2008, to be less than 0.85 to 1.00;

     (e) for the twelve months then ended measured at the end of the fiscal quarters ending September 30, 2008, December 31, 2008 and March 31, 2009, to be less than 0.90 to 1.00;
     (f) for the twelve months then ended measured at the end of the fiscal quarter ending June 30, 2009, to be less than 1.00 to 1.00;
     (g) for the twelve months then ended measured at the end of the fiscal quarter ending September 30, 2009, to be less than 1.15 to 1.0; and
     (h) for the twelve months then ended measured at the end of the fiscal quarters ending December 31, 2009 and thereafter to be less than 1.25 to 1.00.
     (r) Section 6.21 Interest Coverage Ratio of the Loan Agreement is amended by replacing subparagraph (b) with the following:
     (b) for the twelve months then ended measured at the end of the fiscal quarters pending December 31, 2005 through December 31, 2007, to be less than 2.50 to 1.00;
     (c) for the twelve months then ended measured at the end of the fiscal quarter ending March 31, 2008, to be less than 2.00 to 1.00;
     (d) for the twelve months then ended measured at the end of the fiscal quarters ending June 30, 2008 and September 30, 2008, to be less than 2.25 to 1.00; and
     (e) for the twelve months then ended measured at the end of the fiscal quarters ending December 31, 2008 through December 31, 2009 and thereafter, to be less than 2.50 to 1.00.
     3. Waivers. Effective as of the Eleventh Amendment Effective Date (as defined herein), in accordance with Section 10.5 of the Credit Agreement, the Agents and the Required Banks hereby waive (i) any Defaults and Event of Default that would otherwise arise under Section 7.1 of the Credit Agreement as a result of the Borrowers’ failure to provide proper notice to the Agent pursuant to Section 9 of the Security Agreement that the chief executive office and/or principal place of business of the Company and each Subsidiary Borrower and/or Grantor under the Security Agreement was moved effective as of January 28, 2008 to 7800 Walton Parkway, New Albany, Ohio 43054 and (ii) any additional Defaults or Events of Default that have occurred as a consequence of such failure (including, without limitation (x) any breach in representations and warranties, (y) the continuation or conversion of a Eurocurrency Rate Advance during a Default or Event of Default and (z) failure to provide any notice of Default or Event of Default as required by the Loan Documents).
     4. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of the date set forth above (the “Effective Date”), once the Agent has received sufficient counterparts of this Amendment as required by the Agent, duly executed by the Borrowers and the Required Banks, together with an amendment fee in the amount of $200,000 to be shared by the Banks pro rata in proportion to their Revolving Commitments and a fee to the Agent as described in a separate fee letter of even date herewith and the following conditions are satisfied or waived:
     (a) After giving effect to this Amendment, the representations and warranties of the Borrowers in Article IV of the Loan Agreement and Section 7 of the Security Agreement shall be true and correct in all material respects as though made on the date hereof, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement.
     (b) After giving effect to this Amendment, no Event of Default and no Default shall have occurred and be continuing.
     5. Conditions Subsequent. The Agent shall have received from the Borrower in form and substance reasonably satisfactory to the Agent the following (and the failure of the Borrower to provide the same shall be an Event of Default under the Loan Agreement):
     (a) Within 60 days after the Effective Date (or a later date as agreed by the Agent):
     (i) a pledge agreement governed by Luxembourg law whereby the Company and CVG European Holdings, LLC each pledges to the Agent for the benefit of the Banks not less than 65% of its owned shares of CVG Global S.a.r.l., together with an opinion of Luxembourg counsel to the Company and CVG European Holdings, LLC; and
     (ii) a pledge agreement governed by Bermuda law whereby the Company and CVG European Holdings, LLC each pledges to the Agent for the benefit of the Banks not less than 65% of its owned interests of CVG International LP, together with an opinion of counsel to the Company and CVG European Holdings, LLC.
     (b) Within 14 days after the consummation of the UK Restructuring Transaction (or a later date as agreed by the Agent):
     (i) A joinder agreement or assumption letter from each of the new Foreign Subsidiaries organized as a part of the UK Restructuring Transaction pursuant to which each of such Foreign Subsidiaries becomes a Foreign Currency Borrower under the Loan Agreement.
     (ii) A Guarantee and Debenture (or a joinder agreement) in form and substance reasonably satisfactory to the Agent duly executed by each of the new Foreign Subsidiaries organized as a part of the UK Restructuring Transaction guaranteeing payment of, and providing collateral for, the Foreign Currency Obligations under the Loan Agreement upon substantially the same terms and conditions as the other Foreign Currency Borrowers under the Loan Agreement.

     (iii) A certificate of the Secretary or Assistant Secretary (or other appropriate officer or director) of each of the new Foreign Subsidiaries dated appropriately and certifying as to the following:
     A. A true and accurate copy of the corporate resolutions (or the equivalent) of each such new Foreign Currency Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party contemplated hereby and thereby;
     B. The incumbency, names, titles and signatures of the officers or directors of each such new Foreign Currency Borrower authorized to execute the Loan Documents to which such new Foreign Currency Borrower is a party and to request Advances;
     C. A true and accurate copy of the certificate of incorporation (or the equivalent) of such new Foreign Currency Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 30 days prior to the date of the Secretary or Assistant Secretary’s certificate;
     D. A true and accurate copy of the bylaws (or other constitutive documents) for such new Foreign Currency Borrower; and
     E. A certificate of good standing (or equivalent certificate) for each such new Foreign Currency Borrower issued by the jurisdiction of its organization certified by the appropriate governmental official as of a date not more than 30 days prior to the date of the Secretary or Assistant Secretary’s certificate.
     (iv) An opinion of English counsel with respect to each new Foreign Subsidiary covering the matters set forth in Exhibit 3.1(A) of the Loan Agreement (which counsel shall be Dorsey & Whitney LLP).
     6. Acknowledgments. The Borrowers and the Banks acknowledge that, as amended hereby, the Loan Agreement remains in full force and effect with respect to the Borrowers and the Banks, and that each reference to the Loan Agreement in the Loan Documents shall refer to the Loan Agreement, as amended hereby. The Borrowers confirm and acknowledge that they will continue to comply with the covenants set out in the Loan Agreement and the other Loan Documents, as amended hereby, and that after giving effect to this Amendment their representations and warranties set out in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct in all material respects as of the date of this Amendment, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement (as amended hereby). The Borrowers represent and warrant that (i) the execution, delivery and performance of this Amendment and is within their corporate powers and have been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors’ rights generally and general principles of equity); and (iii) after giving effect to this Amendment no Events of Default or Default exist and are continuing.
     7. General.
     (a) The Company agrees to reimburse the Agent and the Syndication Agent within 10 days of demand for all reasonable out-of-pocket expenses paid or incurred by the Agent and the Syndication Agent including filing and recording costs and fees and expenses of outside counsel to the Agent and outside counsel to the Syndication Agent (determined on the basis of such counsels’ generally applicable rates, which may be higher than the rates such counsel charges the Agent or the Syndication Agent in certain matters) in the preparation, negotiation and execution of this Amendment and any documents related thereto (collectively, the “Amendment Documents”), and to pay and save the Banks harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment and the Amendment Documents, which obligations of the Company shall survive any termination of the Loan Agreement.
     (b) This Amendment may be executed in as many counterparts (including via facsimile or electronic PDF transmission) as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.
     (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.
     (d) The validity, construction and enforceability of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to conflict of laws principles thereof, but giving effect to federal laws of the United States applicable to national banks.
     (e) This Amendment and the Amendment Documents shall be binding upon the Borrowers, the Banks, the Agent, the Syndication Agent and their respective permitted successors and assigns, and shall inure to the benefit of the Borrowers, the Banks, the Agent, the Syndication Agent and the successors and permitted assigns of the Banks, the Agent and the Syndication Agent.
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     IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed as of the day and year first above written.

COMMERCIAL VEHICLE GROUP, INC.
By	/s/ Chad M. Utrup
Title CFO

Address:
7800 Walton Parkway
New Albany, Ohio 43054
Fax: (614) 289-5371
Attention: Jeff Vogel

SPRAGUE DEVICES, INC. (formerly COMMERCIAL VEHICLE SYSTEMS, INC.)
By	/s/ Chad M. Utrup
Title CFO

NATIONAL SEATING COMPANY
By	/s/ Chad M. Utrup
Title CFO

TRIM SYSTEMS OPERATING CORP.
By	/s/ Chad M. Utrup
Title CFO

CVS HOLDINGS, INC.
By	/s/ Chad M. Utrup
Title CFO
[Signature Page 1 to Eleventh Amendment]

TRIM SYSTEMS, INC.
By	/s/ Chad M. Utrup
Title CFO

MAYFLOWER VEHICLE SYSTEMS, LLC
By	/s/ Chad M. Utrup
Title CFO

CVG MANAGEMENT CORPORATION
By	/s/ Chad M. Utrup
Title CFO

MONONA CORPORATION
By	/s/ Chad M. Utrup
Title CFO

MONONA WIRE CORPORATION
By	/s/ Chad M. Utrup
Title CFO

MONONA (MEXICO) HOLDINGS, LLC
By	/s/ Chad M. Utrup
Title CFO
[Signature Page 2 to Eleventh Amendment]

CABARRUS PLASTICS, INC.
By	/s/ Chad M. Utrup
Title CFO

CVG OREGON, LLC CVG EUROPEAN HOLDINGS, LLC
By	/s/ Chad M. Utrup
Title CFO
[Signature Page 3 to Eleventh Amendment]

FOREIGN CURRENCY BORROWERS: COMMERCIAL VEHICLE SYSTEMS LIMITED
By	/s/ Chad M. Utrup
Title CFO/Director

KAB SEATING LIMITED
By	/s/ Chad M. Utrup
Title CFO/Director

BOSTROM LIMITED
By	/s/ Chad M. Utrup
Title CFO/Director

BOSTROM INTERNATIONAL LIMITED
By	/s/ Chad M. Utrup
Title CFO/Director
CVS HOLDINGS LIMITED
By	/s/ Chad M. Utrup
Title CFO/Director
[Signature Page 4 to Eleventh Amendment]

U.S. BANK NATIONAL ASSOCIATION
By	/s/ Richard A. Clemmerson
Title Assistant Vice President

In its individual corporate capacity and as Agent Address: 800 Nicollet Mall Minneapolis, MN 55402 Fax: 612-303-2258 Attention: Richard A. Clemmerson
[Signature Page 5 to Eleventh Amendment]

COMERICA BANK
By	/s/ [Illegible]
Title Vice President

Address: Comerica Tower 500 Woodward Avenue Detroit, Michigan 48226 Fax: 313-222-3389 Attention: Timothy J. Campbell
[Signature Page 6 to Eleventh Amendment]

ASSOCIATED BANK, N.A.
By	/s/ [Illegible]
Title AVP

Address: 401 E. Kilbourn Avenue Suite 400 Milwaukee, WI 53202 Fax: 414-283-2300 Attention: Viktor Gottlieb E-mail: Viktor.Gottlieb@associatedbank.com
[Signature Page 7 to Eleventh Amendment]

CITIZENS BANK OF PENNSYLVANIA
By	/s/ Clifford A. Mull
Title Vice President

Address: 525 William Penn Place Room 2910 Pittsburgh, PA 15219-1729 Fax: 412-552-6306 Attention: Clifford A. Mull E-mail: Clifford.Mull@citzensbank.com
[Signature Page 8 to Eleventh Amendment]

NATIONAL CITY BANK
By	/s/ Kirk M. Mader
Title Vice President

Address: One East Fourth Street; Locator 25-C211A Cincinnati, OH 45202 Fax: 513-455-9722 Attention: Kirk M. Mader E-mail: kirk.mader@nationalcity.com
[Signature Page 9 to Eleventh Amendment]

SUNTRUST BANK
By	/s/ William Humphries
Title Managing Director

Address: 303 Peachtree Street 10th Floor, MC 1928 Atlanta, GA 30308 Fax: 404-658-5989 Attention: William Humphries, Managing Director E-mail: William.Humphries@suntrust.com
[Signature Page 10 to Eleventh Amendment]

PNC BANK, NATIONAL ASSOCIATION
By	/s/ C. Randell Kron
Title Vice President

Address: 201 East Fifth Street Cincinnati, OH 45202 Fax: 513-651-8951 Attention: Charles Kron E-Mail: charles.kron@pncbank.com
[Signature Page 11 to Eleventh Amendment]

KEYBANK NATIONAL ASSOCIATION
By	/s/ Roger D. Campbell
Title Senior Vice President

Address: 88 East Broad Street, 2nd Floor Columbus, Ohio 43215 Fax: 614-460-3469 Attention: Roger D. Campbell e-mail: Roger_campbell@keybank.com
[Signature Page 12 to Eleventh Amendment]

LASALLE BANK NATIONAL ASSOCIATION
By	/s/ Steven P. Shepard
Title SVP

Address: LaSalle Bank N.A. One Columbus 10 W. Broad St., Suite 2250 Columbus, OH 43215-3418 Attention: Steven P. Shepard, Senior V.P. Fax: 614-225-1631
[Signature Page 13 to Eleventh Amendment]